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                                                                  Exhibit 10.38b

                              SEPARATION AGREEMENT

                  This SEPARATION AGREEMENT (this "Agreement") made as of March 31, 2003, by and among John Kurtzweil (the "Executive"), ON Semiconductor Corporation and Semiconductor Components Industries, L.L.C. (collectively, the "Company").

                  WHEREAS, the Company engaged the Executive to be Senior Vice President, Chief Financial Officer and Treasurer of the Company pursuant to a Letter Agreement among the Executive and the Company dated February 15, 2002 (the "Letter Agreement"); and

                  WHEREAS, the Executive's employment with the Company shall terminate effective as of April 2, 2003, in accordance with this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

                  1.       Termination of Employment

                    The parties hereto agree that the Executive's employment with the Company and its affiliates shall terminate effective April 2, 2003 (the "Termination Date"). The Executive hereby resigns effective as of the Termination Date from all other positions, offices or other affiliations that he holds in connection with the Company and its affiliates. The Executive shall execute any forms of resignation or other documents reasonably requested by the Company in order to carry out the provisions of this Agreement.

                  2.       Termination Payments and Other Benefits

                  (a) Pursuant to the Letter Agreement, the Company shall pay the Executive US$ 360,000 (the "Severance Payment"), payable over a twelve-month period in accordance with the Company's customary payroll practices, commencing no later than thirty days after the Effective Date of this Agreement.

                  (b) The Company shall (i) pay the Executive any Base Salary accrued but not yet paid through the Termination Date and any accrued but unused vacation, (ii) reimburse the Executive for any reasonable business expenses incurred on or prior to the Termination Date and properly substantiated within thirty days after the Termination Date in accordance with the Company's customary expense reimbursement procedures, (iii) permit the Executive to retain the Company computer (after the Company has removed all Company information from such computer) that he currently uses and shall permit the transfer of such cellular telephone number (but no cellular telephone service shall be provided by the Company) to the Executive, and (iv) provide the Executive with outplacement services from vendors designated by the Company for a period of ninety days commencing on the Effective Date of this Agreement, not to exceed $3,000.

                  (c) If the Executive elects continuation of health insurance benefits as provided under Section 4980B of the Internal Revenue Code of 1986 and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly



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known as "COBRA"), the Company shall pay the cost of such COBRA benefits for a period not to exceed twelve months.

                  (d) All payments and benefits provided in Sections 2(a), 2(b) and 2(c) shall be referred to herein as the "Termination Payments". The Termination Payments shall be reduced by any required tax withholdings. The Termination Payments shall not be taken into account as compensation and no service credit shall be given after the Termination Date for purposes of determining the benefits payable under any other plan, program, agreement or arrangement of the Company. The Executive acknowledges that, except for the Termination Payments, he is not entitled to any payment in the nature of severance or termination pay from the Company.

                  3.       General Release and Waiver

                  (a) In consideration of payment of the Termination Payments provided herein, the Executive hereby releases, remises and acquits the Company and all of its affiliates, and their respective officers, directors, shareholders, members, family members, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the "Releasees"), jointly and severally, from any and all claims, known or unknown, which the Executive or the Executive's heirs, successors or assigns have or may have against any of such parties arising on or prior to the date this Agreement is signed by the Executive and any and all liability which any of such parties may have to the Executive, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. ss. 1981, as well as any state or local laws, including without limitation the Arizona Civil Rights Act and the Arizona Employment Protection Act, or any other national, state, or local law and any workers' compensation or disability claims under any such laws. This General Release and Waiver relates to any and all claims, including without limitation claims arising from and during the Executive's relationship with the Company, any stock option, equity-based or other incentive plans, or as a result of the termination of such relationship and the cancellation of any such stock options or equity awards. The Executive further agrees that the Executive will not file or permit to be filed on the Executive's behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Executive's right to file a charge with the Equal Employment Opportunity Commission or any state human rights commission in connection with any claim he believes he may have against the Company. However, by executing this Agreement, the Executive hereby waives the right to recover in any proceeding the Executive may bring before the Equal Employment Opportunity Commission or any state human rights commission or in any proceeding brought by the Equal Employment Opportunity Commission or any state human rights commission on the Executive's behalf. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This General Release and Waiver shall not apply to any obligation of the Company pursuant to this Agreement.

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                  (b) The Executive expressly understands and agrees that the
General Release and Waiver set forth in Section 3(a) above fully and finally releases and forever resolves the claims released and discharged therein, including those which may be unknown, unanticipated and/or unsuspected. The Executive further acknowledges that he is aware that he may hereafter discover facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this Agreement, but that it is his intention to hereby fully, finally and forever settle and release all of the claims, known or unknown, anticipated or unanticipated, suspected or unsuspected, which now exist, may exist or heretofore have existed between or among himself and the Releasees.

                  (c) The Executive acknowledges that the Termination Payments the Executive is receiving in connection with the foregoing release is in addition to anything of value to which the Executive already is entitled from the Company.

                  4.       Restrictive Covenants

                  (a) The Executive shall not, directly or indirectly, solicit or hire or assist any other person or entity in soliciting or hiring any employee of the Company or any of its affiliates to perform services for any entity (other than the Company or its affiliates), or attempt to induce any such employee to leave the employ of the Company or its affiliates for a period of two years after the Termination Date.

                  (a) The Executive shall hold in strict confidence any proprietary or Confidential Information related to the Company and its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Company or any of its affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers' or trade secrets.

                  (b) The Executive and the Company agree that the Company would likely suffer significant harm from the Executive's competing with the Company for some period of time after the Termination Date. Accordingly, for the one-year period following the Termination Date, the Executive shall not, directly or indirectly, become employed by, engage in business with, serve as an agent or consultant to, become a partner, member, principal, stockholder or other owner (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, or otherwise perform services for (whether or not for compensation) any Person. For purposes of this Section 4(b), the term "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof that is engaged in, or otherwise competes or has a reasonable potential for competing with the Business (as defined herein), anywhere in which the Company or its affiliates engage in or intend to engage in the Business or where the Company or its affiliates' customers are located. For purposes of this Agreement, the "Business" shall mean the design, marketing and sale of power semiconductors or other products currently offered by the Company or its affiliates for use in electronic products, appliances and automobiles, and such other businesses in which the Company currently engages.

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                  (c) The Executive shall not take, without the prior written consent of the Company, any drawing, blueprint, specification or other document (in whatever form) of the Company or its affiliates, which is of a confidential nature relating to the Company or its affiliates, or, without limitation, relating to its or their methods of distribution, or any description of any formulas or secret processes and on or prior to the Termination Date will return any such information (in whatever form) then in his possession.

                  (d) The Executive hereby agrees not to defame or disparage the Company, its affiliates and their officers, directors, members or executives. The Executive shall cooperate with the Company in refuting any defamatory or disparaging remarks by any third party made in respect of the Company or its affiliates or their directors, members, officers or executives.

                  (e) The Company hereby agrees that it will use its reasonable efforts to ensure that its respective senior executive officers shall not make official statements that disparage or defame the Executive.

                  (f) It is impossible to measure in money the damages that will accrue to the Company in the event that the Executive breaches any of the restrictive covenants provided in this Section 4. In the event that the Executive breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining the Executive from violating such restrictive covenant (without posting any bond). If the Company shall institute any action or proceeding to enforce any such restrictive covenant, the Executive hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the Company's right to require the Executive to account for and pay over to the Company, and the Executive hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Executive as a result of any transaction constituting a breach of any of the restrictive covenants provided in this Section 4.

                  5.       Post-Termination Cooperation

                  The Executive agrees to cooperate with the Company and the Company's independent accountants, including certifying the Company's financial information and signing appropriate regulatory filings related to the period prior to and including the Termination Date, and to cooperate with any securities law obligations relating to such financial information or reports. In addition, the Executive agrees to cooperate with the Company and its advisers and provide reasonable assistance from time to time in connection with any claim made against or by the Company or any of its affiliates.

                  6.       Certain Forfeitures in Event of Breach

                  The Executive acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event the Executive materially breaches any of his obligations under this Agreement, including without limitation the Restrictive Covenants provided in Section 4 of this Agreement, the Executive will forfeit his right to receive the Termination Payments provided by Section 2 of this Agreement to the extent not theretofore paid to him as of the date of such



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breach and, if already made as of the time of breach, the Executive agrees that he will reimburse the Company, immediately, for the amount of such payment.

                  7.       No Admission

                  This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Company or its affiliates or by the Executive.

                  8.       Heirs and Assigns

                  The terms of this Agreement shall be binding on the parties hereto and their respective successors and assigns. In the event of the Executive's death prior to the date any of the payments provided hereunder become due and payable, such amounts shall be paid to the Executive's beneficiaries or estate, as applicable, to the extent they would otherwise have been payable to the Executive.

                  9.       General Provisions

                  (a) This constitutes the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or the Executive to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to its principles of conflicts of law. All actions and proceedings relating directly or indirectly to this Agreement shall be commenced in Maricopa County, Arizona, and the parties hereby submit to the exclusive jurisdiction of such courts and waive any claim of forum non conveniens; provided that notwithstanding the foregoing, the Company may commence an action related to, or seek enforcement of, the Restrictive Covenants provided in Section 4 of this Agreement in any jurisdiction.

                  (c) The parties hereto acknowledge and agree that each party has reviewed the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party. The headings in this Agreement are inserted for convenience of reference only and shall not be part of or control or affect the meaning of any provision hereof. Terms used in the singular shall include the plural and terms used in one gender shall include the other, in each case, as the context requires.

                  (d) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall

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constitute but one and the same Agreement. A facsimile of a signature shall be deemed to be and have the affect of an original signature.

                  (e) All obligations of the Company to indemnify the Executive pursuant to the Company's charter, by-laws or other related documents or under any applicable law shall remain in full force and effect, except as they may be amended from time to time with respect to the Company's officers and directors generally.

                  10.      Knowing and Voluntary Waiver

                  The Executive acknowledges that, by the Executive's free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby.

                  The Executive understands that he may consider whether to agree to the terms contained herein for a period of twenty-one days. The Executive acknowledges that he received this Agreement on March 31, 2003, and has had an opportunity to review and consider the terms contained in this Agreement. However, the Termination Payments provided herein shall not commence until this Agreement is executed and returned to the Company, and becomes effective on the Effective Date as provided below. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

                  This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Executive, provided it is not revoked by the Executive as provided below (the "Effective Date").

                  The Executive may revoke his agreement to accept the terms hereof by delivering a letter within seven days after he has executed this Agreement addressed to the Company at its corporate offices to the attention of Sonny Cave, with a copy to Robert J. Raymond, Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, specifying his intention to revoke his agreement. If the Executive exercises his right to revoke hereunder, he shall forfeit his right to receive any of the Termination Payments and benefits provided for herein, and to the extent such payments have already been made, the Executive agrees that he will immediately reimburse the Company for the amounts of such payment.

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                                    ON SEMICONDUCTOR CORPORATION &
                                    SEMICONDUCTOR COMPONENTS
                                    INDUSTRIES, L.L.C.


                                    /s/ GEORGE H. CAVE
                                    -------------------------------------
                                    Name:    George H. Cave
                                    Title:   Vice President and Secretary



                                    /s/ JOHN KURTZWEIL
                                    -------------------------------------
                                    John Kurtzweil






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Acknowledgment

         STATE OF ARIZONA)
                                   ss:
         COUNTY OF MARICOPA)

                  On the 2nd day of April, 2003, before me personally came John Kurtzweil the Executive who, being by me duly sworn, did depose and say that he resides at MARICOPA COUNTY; and did acknowledge and represent that he has had an opportunity to consult with attorneys and other advisers of his choosing regarding the Separation Agreement attached hereto, that he has reviewed all of the terms of the Separation Agreement and that he fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein.

/s/ LINDA M. LEE
----------------------

Notary Public

Date: April 2, 2003